Press Release                                          Natural Gas Systems, Inc.


Natural Gas Systems Announces Name Change to Evolution Petroleum Corporation Thursday July 13, 7:30 am ET

HOUSTON, July 13 /PRNewswire-FirstCall/ -- NATURAL GAS SYSTEMS, INC. (OTC Bulletin Board: NGSY - News) today announced that it has changed its name to Evolution Petroleum Corporation to better reflect the business model successfully applied since the founding of its predecessor company in 2003. Evolution Petroleum acquires mature oil and gas fields in order to apply technology and capital to substantially restore production and profitability. The technologies employed and being developed include carbon dioxide enhanced oil recovery and a proprietary artificial lift process.

As previously reported in June 2006, Evolution Petroleum received approximately $50 million in cash and a 25% reversionary working interest in connection with the sale of its 100% working interest (80% net revenue interest) in the Company's Delhi Field Holt Bryant Unit and a 75% working interest (60% revenue interest) in certain remaining depths in the Delhi Field outside of the Holt Bryant Unit. The purchaser, the leading operator of carbon dioxide enhanced oil recovery projects along the Gulf Coast, has financially committed to install a carbon dioxide enhanced oil recovery project in the Holt Bryant Unit in accordance with specified minimum annual capital expenditures. The reservoirs targeted for CO2 injection have cumulatively produced approximately 190 million barrels of oil from conventional primary and pressure maintenance techniques, an amount believed to be approximately half of the estimated original oil in place. Following the sale, Evolution Petroleum retained a 4.8% royalty interest in the Unit, a reversionary working interest in the Unit and a 25% working interest (20% net revenue interest) outside of the Unit in certain depths of the Delhi Field.

Evolution Petroleum Corporation (http://www.evolutionpetroleum.com), formerly Natural Gas Systems, Inc., acquires and develops mature oil and gas resources in order to apply conventional and specialized technology to accelerate production and develop incremental reserves. The Company currently owns interests in a planned enhanced oil recovery project in the 13,636 acre Delhi Field in northeast Louisiana and a 100% working interest in other fields in north central Louisiana.
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Safe Harbor Statement

All statements contained in this press release regarding potential results and future plans and objectives of the Company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events, or otherwise. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding our ability to successfully identify and acquire new properties, complete transactions, successfully apply technology applications in the re-development of oil and gas fields, realize future production volumes, realize success in our drilling, development and recovery activities, prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.


      For additional information contact:
      Investor Contact:
      John Liviakis, Liviakis Financial Communications, Inc.
      (415) 389-4670

      Evolution Petroleum Contact:
      Sterling McDonald, Chief Financial Officer
      (713) 935-0122